                                                                    EXHIBIT 10.3

              CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE

         This Confidential Severance Agreement and General Release (this "Agreement") is hereby entered into by and between James L. Oliver, an individual (the "Executive"), and Commonwealth Energy Corporation, a California corporation (the "Company").

                                    RECITALS

     A. The Executive has been employed by the Company pursuant to an Employment Agreement by and between the Company and the Executive dated as of November 1, 2000 (the "Employment Agreement"), serving as Chief Financial Officer of the Company;

     B. The Executive and the Company determined that it is in their mutual best interests that the Executive resign his employment with the Company on the terms and conditions set forth in this Agreement; and

     C. On October 8, 2001, Commonwealth's Board of Directors approved the grant to the Executive of options to purchase 500,000 shares of Commonwealth's Common Stock with an exercise price of $2.75 per share (the "Options"). No option agreement has been executed by both the Company and the Executive with respect to the Options.

                                    AGREEMENT

     In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1. Effective Date. Except as otherwise provided herein, this Agreement shall be effective on the date that it has been executed by both of the parties, and if the parties hereto execute this Agreement on different dates, the latter of such dates (the "Effective Date").

          2. Resignation. The Executive hereby voluntarily, unconditionally and irrevocably resigns as an employee, officer and director of the Company and any of its parents, direct or indirect subsidiaries, affiliates, divisions or related entities (collectively referred to herein as the "Company and its Related Entities"), effective as of 11:59 p.m. on February 20, 2004 (the "Resignation Date"). The Company accepts such resignation, and the Executive is relieved of all duties after the Resignation Date.

          3. Continuation of Benefits After the Resignation Date. Except as expressly provided in this Agreement or in the plan documents governing the Company's employee benefit plans, after the Resignation Date, the Executive will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company and its Related Entities, including, without limitation, medical, dental and life insurance benefits, and the Company's 401(k) retirement plan; provided, however, that nothing in this Agreement shall waive the Executive's right to any vested amounts in the Company's 401(k) retirement plan, which amounts shall be handled as provided in the plan

          4. COBRA Benefits. Nothing in this Agreement is intended to alter the Executive's availability to purchase continuation coverage under the terms of COBRA, and the Executive shall retain all rights afforded under that law.

          5. Normal Salary Through Resignation Date. The Company shall pay Executive all wages earned through the Resignation Date and Executive's earned but unused vacation (89.67 hours, totaling $10,346.32, less applicable withholdings), on the Resignation Date.

          6. Special Payments and Benefits. In return for Executive's promises in this Agreement, if Executive does not revoke the Agreement as provided in
Section 12(c), below, the Company will provide Executive with the following special payments and benefits:

               (a) A payment in the amount of $72,000, less deductions required by law, by check mailed to Executive eight days after the Effective Date, or if the eighth day falls on a day which is not a business day, the next business day after such eighth day.

               (b) Eighteen payments of $20,000 per month, less legally required deductions, commencing on the Company's first regular payday in March, 2004, that is at least eight days after the Effective Date, and ending in August, 2005, by checks directly deposited or (at his option) mailed to Executive on the Company's first regular payday each month during the 18-month payment period.

               (c) The Company shall execute and deliver to the Executive a stock option agreement in the form attached hereto as Exhibit A with respect to the Options (the "Option Agreement").

          7. Acknowledgement of Total Compensation and Indebtedness. The Executive acknowledges and agrees that the cash payments and the issuance of the Option Agreement under Sections 5 and 6 of this Agreement extinguish any and all obligations for monies, or other compensation or benefits that the Executive claims or could claim to have earned or claims or could claim is owed to him as a result of his employment by the Company through the Resignation Date, under the Employment Agreement or otherwise.

          8. Status of Related Agreements and Future Employment.

               (a) Agreements Between the Executive and the Company. The Executive and the Company agree that, in addition to this Agreement and the Option Agreement, the Employment Agreement attached hereto as Exhibit B and the Indemnification Agreement dated as of November 1, 2000, attached hereto as Exhibit C (the "Indemnification Agreement") are the only other executed agreements between the Company and the Executive.

               (b) Employment Agreement. Except as otherwise provided herein, the parties agree that the Employment Agreement shall be terminated as of the Resignation Date. Notwithstanding the termination of the Employment Agreement, the Executive acknowledges that the duties and obligations set forth in Section 5 of the Employment Agreement extend beyond the Resignation Date. In the event that any provision of this Agreement conflicts with

Section 5 of the Employment Agreement, the terms and provisions of Section 5 of the Employment Agreement shall control.

               (c) Option Agreements. The parties agree that the Option Agreement shall constitute the only valid and effective stock option agreement between the Executive and the Company and that any and all other stock option agreements between the Executive and the Company are terminated and are of no effect as of the Effective Date.

               (d) Indemnification Agreement. Notwithstanding the termination of the Employment Agreement, the Executive and the Company acknowledge and agree that the terms of the Indemnification Agreement shall remain in effect with respect to claims against the Executive based on actions arising prior to the Resignation Date and in connection with any services provided pursuant to
Section 18 of this Agreement.

          9. Release by the Executive. Except as otherwise expressly provided in this Agreement, the Executive, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the "Executive's Affiliates") hereby fully and without limitation releases and forever discharges the Company and its Related Entities, and each of their respective agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the "Company Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which the Executive or any of the Executive's Affiliates has or may have or may claim to have against the Company Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the Effective Date ("Claims"), including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hiring, employment, relocation, remuneration, investigation, or termination of the Executive by any of the Company Releasees, the Executive's tenure as an employee and/or an officer of any of the Company Releasees, any agreement or compensation arrangement between the Executive and any of the Company Releasees (including, without limitation, the Employment Agreement), or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of the Executive or the Executive's Affiliates in equity capital or rights in equity capital or other securities of any of the Company Releasees to the maximum extent permitted by law. The Executive specifically and expressly releases any Claims arising out of or based on: the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code; the California common law on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule, or regulation dealing with the employment relationship.

          10. Waiver of Civil Code Section 1542.

               (a) The Executive understands and agrees that the release provided herein extends to all Claims released above whether known or unknown, suspected or unsuspected. The Executive expressly waives and relinquishes any and all rights he may have under California Civil Code Section 1542, which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               (b) The Executive expressly waives and releases any rights and benefits which he has or may have under any similar law or rule of any other jurisdiction. It is the intention of each party through this Agreement and with the advice of counsel to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

          11. Release of Federal Age Discrimination Claims by the Executive. The Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Company or any of the Company Releasees regarding any actions which occurred prior to the Effective Date.

          12. Rights Under the Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive hereby is advised of the following:

               (a) The Executive has the right to consult with an attorney before signing this Agreement and is encouraged by the Company to do so;

               (b) The Executive has twenty-one (21) days from his receipt of this Agreement to consider it; and

               (c) The Executive has seven (7) days after signing this Agreement to revoke Sections 7, 9 and 11 of this Agreement (which must be revoked in their entirety and as a group), and such Sections of this Agreement (as a group) will not be effective until that revocation period has expired without exercise ("Settlement Date"). The Executive agrees that in order to exercise his right to revoke this Agreement within such seven (7) day period, he must do so in a signed writing delivered to the Company's Chief Executive Officer before the close of business on the seventh calendar day after the Effective Date.

          13. Confidentiality of Agreement. After the execution of this Agreement by the Executive, neither the Executive, his attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or amount paid under this Agreement (other than to state that the Company has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity; provided, however, that the foregoing shall not prevent such disclosures by Executive to his attorney, tax advisors and/or immediate family members, or as may be required by law.

          14. No Filings. The Executive represents that he has not filed any lawsuits, claims, charges or complaints against the Company or the Company Releasees with any local, state or federal agency or court from the beginning of time to the date of execution of this Agreement; that he will not do so at any time hereafter based upon events prior to the date of execution of this Agreement; that he will not induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against the Company or the Company Releasees; and that, if any such agency or court ever assumes jurisdiction over any such lawsuit, claim, charge or complaint and/or purports to bring any legal proceeding, in whole or in part, on behalf of the Executive based upon events occurring prior to the execution of this Agreement, the Executive will request such said agency or court to withdraw from and/or to dismiss the lawsuit, claim, charge or complaint with prejudice.

          15. Proprietary Information. The Executive acknowledges that certain information, observations and data obtained by him during the course of or related to his employment with the Company and its Related Entities (including, without limitation, projection programs, business plans, business matrix programs (i.e., measurement of business), strategic financial projections, certain financial information, shareholder information, product design information, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and its Related Entities and constitute Confidential Information of the Company and its Related Entities as defined in Section 5 of the Employment Agreement. The Executive represents and warrants that he has returned all files, customer lists, financial information and other property of the Company and its Related Entities that were in the Executive's possession or control without retaining copies thereof. The Executive further represents and warrants that he does not have in his possession or control any files, customer lists, financial information or other property of the Company and its Related Entities. In addition to his promises in Section 5 of the Employment Agreement, the Executive agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Company's Board of Directors or the Board of Directors of the Company's parent. If the Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will notify the Company's Chief Executive Officer as soon as is reasonably practicable after receiving notice and will cooperate with the Company and its Related Entities in minimizing the disclosure thereof.

          16. No Solicitation. During the period of the severance pay under
Section 6(b), above, the Executive agrees that he will not solicit or attempt to solicit any customer or supplier of the Company to do business with any person or entity other than the Company, and will not solicit for employment any person who is an officer, manager, employee or consultant of the Company.

          17. Equitable Remedies. The Executive acknowledges that any unfair competition or misuse of trade secret or Confidential Information belonging to the Company and its Related Entities, or any violation of Section 5 of the Employment Agreement or Sections 13, 15 and 16 of this Agreement, will result in irreparable harm to the Company and/or its Related Entities, and therefore, the Company and its Related Entities shall, in addition to any other remedies, be entitled to immediate injunctive relief.

          18. Cooperation Clause.

               (a) To facilitate the orderly conduct of the Company's and its Related Entities' businesses, during the period of the severance pay under
Section 6(b), above, the Executive agrees to cooperate, at no charge, with the Company's and its Related Entities' reasonable requests for information or assistance related to the time of his employment, including, without limitation
(i) assisting the Company and its Related Entities to insure that the projection program, business plans, business matrix program (i.e., measurement of business) and strategic financial projections are transitioned to the Company and its Related Entities; (ii) assisting the Company and its Related Entities in connection the reorganization and the strategic plan described in the Registration Statement on Form S-4 filed by American Energy Group, Inc. with the Securities and Exchange Commission in January 2004; and (iii) otherwise assist the new Chief Financial Officer of the Company and its Related Entities in connection with his transition.

               (b) During the period of the severance pay under Section 6(b), above, the Executive agrees to cooperate, at no charge, with the Company and its Related Entities and its or their counsel (i) in any investigations (including internal investigations) and audits of the Company's or any of its Related Entities' management's current and past conduct and business and accounting practices and (ii) in the Company's defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Executive was engaged in employment with the Company and/or its Related Entities. Except as required by law or authorized in advance by the Company's Board of Directors or the Board of Directors of the Company's parent, the Executive will not communicate, directly or indirectly, with any third party concerning the management or governance of the Company and/or its Related Entities, the operations of the Company and its Related Entities, the legal positions taken by the Company and/or its Related Entities, or the financial status of the Company and/or its Related Entities. The Executive shall direct inquiries from third parties on these issues to the Company. The Executive acknowledges that any violation of this Section 18 will result in irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and/or its Related Entities for injunctive relief.

          19. No Future Employment. Except for any requests for assistance under
Section 18, above, the Executive understands that his employment with the Company and its Related Entities will irrevocably end as of the Resignation Date and will not be resumed at any time in the future. Executive agrees that he will not apply for, seek or accept employment by the Company or its Related Entities at any time, unless invited to do so by the Company or any of its Related Entities.

          20. Non-disparagement. The Executive agrees not to disparage or otherwise publish or communicate derogatory statements about the Company and/or its Related Entities, its/their respective management, products and services to any third party. It shall not be a breach of this Section 20 for the Executive to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements in legal or public filings.

               21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

               22. Venue. The parties hereby agree that all actions or proceedings arising directly or indirectly hereunder, whether instituted by the Executive or the Company, shall be litigated in courts having situs within the State of California, County of Orange, and the each of the parties hereby expressly consents to the jurisdiction of any local, state or Federal court located within said state and county, and consent that any service of process in such action or proceeding may be made by personal service upon the parties wherever such parties may be located, respectively, or by certified or registered mail directed to the Executive at his/its last known address. The parties hereby waive trial by jury in connection with any future dispute between them, any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder.

               23. Attorneys' Fees. Except as otherwise provided herein, in any action, litigation or proceeding between the parties arising out of or in relation to this Agreement or the attachments hereto, including any purported breach of any of them, each party shall bear its own costs and expenses, including reasonable attorneys' fees.

               24. Non-Admission of Liability. The parties understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

               25. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

               26. Entire Agreement. This Agreement, together with the attachments hereto, represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.

               27. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

               28. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

               29. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

               30. Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but the Executive's rights under this Agreement are not assignable, except to his estate.

               31. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy or facsimile; or
(c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

         If to the Executive:  James L. Oliver
                               2548 East Hilda Place
                               Anaheim, California 92806
                               Fax:  (714) 535-8360

         with a copy to:       Fisher & Phillips LLP
                               18400 Von Karman Avenue, Suite 400
                               Irvine, California 92612-1597
                               Attn:  Karl Lindegren, Esq.
                               Fax:  (949) 851-0152

         If to the Company:    Commonwealth Energy Corporation
                               15901 Red Hill Avenue, Suite 100
                               Tustin, CA 92780 9390 Gateway Drive
                               Attn:  Chief Executive Officer
                               Fax:   (714) 259-2538

         with a copy to:       Paul, Hastings, Janofsky and Walker, LLP
                               695 Town Center Drive, 17th Floor
                               Costa Mesa, California 92626
                               Attn:  John F. Della Grotta, Esq.
                               Fax:   (714) 979-1921

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the third day after being sent by first class, certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender's machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender's machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

          32. Miscellaneous Provisions.

               (a) The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

               (b) Both parties have been represented by counsel who have participated in the drafting of this Agreement. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

               (c) Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party's performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

               (d) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Agreement, has been relied on by him or it in entering into this Agreement.

               (e) Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Except in the case where the existence of any additional or different facts constitutes the breach of a representation or warranty, each party accepts and assumes this risk and agrees that this Agreement and the releases in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

               (f) Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Orange County, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

               (g) Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

         EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS .

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.



"EXECUTIVE"                                 /s/ JAMES L. OLIVER
                                            ------------------------------------
                                            JAMES L. OLIVER

                                            Dated: February 20, 2004
                                                 -------------------------------


"COMPANY"                                   COMMONWEALTH ENERGY CORPORATION,
                                            a California corporation

                                            By: /s/ IAN B. CARTER
                                               ---------------------------------

                                            Printed Name: Ian B. Carter
                                                         -----------------------

                                            Title: Chairman and CEO
                                                  ------------------------------

                                            Dated: February 21, 2004
                                                  ------------------------------

                                    EXHIBIT A


                   AMENDED AND RESTATED STOCK OPTION AGREEMENT
                            (INCENTIVE STOCK OPTION)


               This Amended and Restated Stock Option Agreement (this "Agreement"), is entered into effective as of the Grant Date (as defined in paragraph 1), by and between Commonwealth Energy Corporation, a California corporation (the "Company"), and the employee, director or officer of the Company listed in paragraph 1 (the "Optionee").

                                    RECITALS

               WHEREAS, the Company maintains the 1999 Equity Incentive Plan, as amended (the "Plan"), which is incorporated into and forms a part of this Agreement;

               WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Committee") administers the Plan;

               WHEREAS, the Optionee has previously been granted an incentive stock option to purchase shares of the Company's common stock under the Plan;

               WHEREAS, the Optionee has previously been issued a stock option agreement dated November 1, 2000 (the "Original Agreement"); and

               WHEREAS, the Company and the Optionee desire to amend and restate the Option Agreement in its entirety in the manner set forth in this Agreement.

                                    AGREEMENT

1.        Terms of Award.

          (a) The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

               (i) The "Optionee" is James L. Oliver.

               (ii) The "Grant Date" is November 1, 2000.

               (iii) The number of "Option Shares" shall be 500,000 shares of Common Stock.

               (iv) The "Exercise Price" is $2.75 per share.

          (b) Other terms used in this Agreement are defined pursuant to paragraph 14 or elsewhere in this Agreement.

2. Award and Exercise Price. This Agreement specifies the terms of the option (the "Option") granted to the Optionee to purchase the number of Option Shares of Common Stock at the Exercise Price per share as set forth in paragraph
1. The Option is intended to constitute an "incentive stock option" as that term is used in section 422 of the Code, to the maximum extent permitted by the Code.

3.       Date of Exercise and Vesting.

          (a) Subject to the limitations of this Agreement, the Option shall be exercisable according to the following schedule, with respect to each installment shown in the schedule on and after the Vesting Date applicable to such installment:

                                              Amount Vested per Period/
                           Vesting Dates      Cumulative Amount Vested
                           -------------      -------------------------
                          November 1, 2000        125,000/125,000
                          November 1, 2001        125,000/250,000
                          November 1, 2002        125,000/375,000
                          November 1, 2003        125,000/500,000

          (b) An installment shall not become exercisable on the otherwise applicable vesting date if the Optionee's Termination Date (as defined in paragraph 14) occurs on or before such vesting date; provided, however, that such Option Shares may become fully vested and exercisable in the discretion of the Board. Subject to the provisions of paragraph 4, the Option may be exercised on or after the Termination Date only as to that portion of the Option Shares as to which it was exercisable immediately prior to the Termination Date, or as to which it became exercisable on the Termination Date in accordance with this paragraph 3.

          (c) Notwithstanding any other provision of this Agreement, in the event of a Change in Control (as defined below), which is determined by the Board to be a hostile takeover, the right to exercise the Option shall be accelerated as to all of the remaining shares then covered by the Option which have not otherwise vested under the schedule set forth in this paragraph 3. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company, or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; (ii) during any period of not more than two consecutive years, not including any period prior to the date of this Agreement, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) below) whose election by the Board or nomination by the Company's shareholders was approved by a vote of at least a majority of the directors still in office who either were in office at the beginning of such period or whose election or nomination for election was previously so approved, ceases for any reason to constitute a majority of the Board; or (iii) the Company is a party to a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the Company sells or disposes of all or substantially all of the Company's assets or any transaction having similar effect is consummated.

4.        Expiration.

          (a) The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date.

          (b) The "Expiration Date" shall be the seven-year anniversary of the Grant Date.

          (c) Notwithstanding subparagraphs (a) and (b) of this paragraph 4, the Optionee acknowledges the Option will cease to qualify as an incentive stock option and will be treated as nonqualified stock option under the Plan if (i) the Optionee's employment is Terminated for due to death or disability within the meaning of Section 22(e)(3) of the Code and the Option is exercised more than one year after the date of such death or disability; or (ii) the Optionee is Terminated for any reason other than death or disability within the meaning of Section 22(e)(3) of the Code and the Option is exercised more than three months year after the Termination Date.

5.        Method of Option Exercise.

          (a) Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice, in the form attached hereto as Exhibit A, with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Common Stock which the Optionee elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Common Stock indicated by the Optionee's election. Payment shall be by cash or by check payable to the Company or, where expressly approved for the Optionee by the Board and where permitted by law:

               (i) by cancellation of indebtedness of the Company to the Optionee;

               (ii) by surrender of shares that either: (A) have been owned by the Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by the Optionee in the public market;

               (iii) by waiver of compensation due or accrued to Optionee for services rendered;

               (iv) with respect only to purchases upon exercise of the Option, and provided that a public market for the Company's stock exists:

                    (1) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Exercise Price, and whereby the NASD

Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or

                    (2) through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Option Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or

               (v) by any combination of the foregoing.

6. Transferability of Option. The Option granted hereunder may not be transferred by the Optionee except upon death by will or the laws of descent and distribution. Unless the context otherwise requires, references herein to the Optionee are deemed to include any permitted transferee under this paragraph 5. During the Optionee's lifetime, only the Optionee (or his or her guardian or legal representative) may exercise the Option. In the event of the Optionee's death, the Option (to the extent still held by the Optionee at such time) may be exercised only (i) by the executor or administrator of the Optionee's estate or the person or persons to whom his or her rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that the Optionee was entitled hereunder at the date of the Optionee's death.

7.        Withholding of Taxes.

          (a) Withholding Generally. Upon exercise of this Option, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for the Option Shares.

          (b) Stock Withholding. When, under applicable tax laws, the Optionee incurs tax liability in connection with the exercise or vesting of this Option that is subject to tax withholding and the Optionee is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Optionee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Option Shares to be issued that number of shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by the Optionee to have Option Shares withheld for this purpose will be made in accordance with the requirements established by the Board and be in writing in a form acceptable to the Board.

8. Compliance With Securities Laws. This Option shall not be exercisable if such exercise would involve a violation of any applicable Federal or state securities law.

9. No Rights As Shareholder. The Optionee shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

10. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Optionee from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board from time to time pursuant to the Plan.

11. Not An Employment Contract. The Option will not confer on the Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Optionee's employment or other service at any time.

12. Adjustments. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Prices of and number of Option Shares subject to this Option will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Board.

13. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of the Optionee and the Board.

14. Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

          (a) "Board" means the Board of Directors of the Company, or if the Board has delegated responsibility for any matter with respect to the Plan to the Committee, the Compensation Committee of the Board.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

          (c) "Common Stock" shall mean the Common Stock, no par value per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

          (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

          (e) "Fair Market Value" of a share of Common Stock of the Company shall mean, as of any date, the value of a share of the Company's Common Stock determined as follows: (1) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal; (2) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; (3) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or (4) if none of the foregoing is applicable, by the Board in good faith.

          (f) "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

          (g) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (h) "Termination" or "Terminated" means that the Optionee has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (1) sick leave, (2) military leave, or (3) any other leave of absence approved by the Board, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in this agreement.

          (i) "Termination Date" shall mean the effective date on which the Optionee ceased to provide services, as determined by the Board in its sole discretion.

15. Registration Rights. Optionee shall be entitled to include the shares purchased or purchasable upon the exercise of the Option in any registration statement hereafter filed by the Company under the Securities Act on a basis no less favorable to the Optionee than the basis on which any other shareholder of the Company is entitled to include such shareholder's shares in the registration statement.

16. Employment Agreement. The parties agree that this Agreement satisfies the Company's obligations under, and supercedes, Section 3.4 of the Employment Agreement dated November 1, 2000 between the Optionee and the Company. Notwithstanding anything in this Agreement, all other provisions of the Employment Agreement, including but not limited to Sections 3.3 and 3.10, remain in full force and effect.

17. Original Agreement. The parties hereby agree that the Original Agreement is hereby amended and restated in its entirety as set forth herein.

                    SIGNATURE PAGE TO STOCK OPTION AGREEMENT



                  IN WITNESS WHEREOF, the parties have executed this Agreement to reflect the grant which was authorized on the Grant Date as first above written.

                                    COMMONWEALTH ENERGY CORPORATION


                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Title:
                                          --------------------------------------




                                    OPTIONEE:


                                    --------------------------------------------
                                    James L. Oliver

                                    EXHIBIT A

         FORM OF LETTER TO BE USED TO EXERCISE NONQUALIFIED STOCK OPTION



---------------
Date


Commonwealth Energy Corporation
15901 Red Hill Avenue, Suite 100
Tustin, CA 92780
Attention:  Chief Financial Officer

                  I wish to exercise the stock option granted on November 1, 2000 and evidenced by an Amended and Restated Stock Option Agreement to acquire __________ shares of Common Stock of Commonwealth Energy Corporation, at an option price of $2.75 per share. In accordance with the provisions of the Stock Option Agreement, I wish to make payment of the exercise price (please check all that apply):

                  [ ]    in cash
                  [ ]    by delivery of shares of Common Stock held by me
                  [ ]    by simultaneous sale through a broker of Option Shares
                  [ ]    by authorizing the Company to withhold Option Shares

Please issue a certificate for these shares in the following name:


-----------------------------------
Name


-----------------------------------
Address



                                        Very truly yours,


                                        ----------------------------------------
                                        Signature



                                        ----------------------------------------
                                        Typed or Printed Name



                                        ----------------------------------------
                                        Social Security Number

                                    EXHIBIT B


                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of November 1, 2000 between Commonwealth Energy Corporation, a California corporation (the "Company") and James L. Oliver ("Employee"), with reference to the following:

          A. Employee has heretofore acted as the Chief Financial Officer to the Company and its affiliated companies, and in that capacity has rendered valuable services to the Company.

          B. The Company and Employee desire that Employee continue to provide services to the Company as an employee of the Company on the terms provided herein.

          NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Term of Employment. The Company hereby employs Employee and Employee accepts such employment for a term of fifty-two (52) months, commencing on November 1, 2000 and terminating on December 31, 2004 (the "Initial Term"); notwithstanding the foregoing, however, the term of this Agreement is subject to earlier termination as provided in Section 7 below.

2. Title and Responsibilities. During the term of this Agreement, Employee shall serve as Chief Financial Officer of the Company. In the performance of such duties Employee shall report directly to (and only to) the Chief Executive Officer of the Company (the "CEO") and shall, subject to the reasonable supervision and control of the CEO, have the duties, responsibilities and authority commensurate with such positions in companies comparable to the Company. Employee's office location shall at all times be in offices of the Company located in Orange County, California. Employee may be required to travel from time to time to the extent reasonably necessary to the performance of his duties hereunder.

          Employee shall in good faith and consistent with his ability, experience and talent perform the duties set forth in this Section 2, and shall devote substantially all of his productive time and efforts to the performance of such duties; provided, however, that Employee may participate in civic, charitable, and other not-for-profit activities and manage personal and family investments to the extent that the same does not materially conflict with the discharge of his duties hereunder.

3. Compensation and Benefits. The Company shall pay and/or provide the following compensation and benefits to Employee during the term hereof, and Employee shall accept the same as payment in full for all services rendered by Employee to or for the benefit of the Company:

          3.1 Base Salary. The Company shall pay Employee a salary of $150,000 per annum for the first twelve months of the term of this Agreement, $180,000 per annum for the second twelve months of the term, $210,000 per annum for the third twelve months of the term, and $240,000 per annum thereafter (the "Base Salary"). Notwithstanding the foregoing, the Base Salary shall be subject to review from time to time (not less frequently than at the end of each fiscal year of the Company) and, as a result thereof, may be increased (but not decreased) at the discretion of the CEO and the Compensation Committee of the Company's Board of Directors. In determining such increases in the Base Salary, if any, the CEO and the Compensation Committee of the Company's Board of Directors shall take into account, among other things, the Company's achievement of the objectives set forth in its business plan and the Company's results of operations. The Base Salary shall be payable in accordance with the payroll practices of the Company in effect from time to time.

          3.2 Bonus. Employee shall be paid a cash bonus of thirty percent of the Employee's annual salary at that time with respect to each calendar year ending December 31st of each year provided that the Company or the Company together with its affiliated companies has met or exceeded the projections in its annual business plan for pretax profit for the time period in question or the board of directors determines that either external or internal factors significantly change the business environment beyond the control of the Employee and said factors adversely influence the achievement of the pretax profit objective of the business plan. The bonus with respect to each calendar year shall be due and payable no later than thirty (30) days following the last day of that year. In addition, the Company has to show net income from operations for the year in which the bonus was earned, except in the case of an expansion year, in which case the bonus will be at the discretion of the Company's Board of Directors.

          3.3 Bonus Upon Change in Control of the Company. If during the term of this Agreement there is a Change in Control (as defined below), then the Company shall pay to Employee, concurrently with such Change in Control, a cash bonus in an amount equal to the sum of (a) four times the Employee's then current annual Base Salary; and (b) the amount of taxes payable by Employee under Internal Revenue Code Section 280G with respect to the bonus contemplated by this Section
3.3. The bonus contemplated by this Section 3.3 shall be paid to Employee whether or not Employee elects to terminate this Agreement pursuant to any of the terms of this Agreement. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company, or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; (ii) during any period of not more than two consecutive years, not including any period prior to the date of this Agreement, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) below) whose election by the Board or nomination by the Company's shareholders was approved by a vote of at least a majority of the directors still in office who either were in office at the beginning of such period or whose election or nomination for election was previously so approved, ceases for any reason to constitute a majority of the Board; or (iii) the Company is a party to a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the Company sells or disposes of all or substantially all of the Company's assets or any transaction having similar effect is consummated; or the Company is subject to a hostile takeover in the form of a proxy fight or any other means that allows the company to be controlled by a material change in the Board of Directors. In the event the company is taken over, whether hostile or otherwise, all financial payments and options, earned or otherwise, shall be considered due and owing and shall be considered earned as shown in the following paragraphs 3.1, 3.2, 3.3, 3.4, and 3.7. All payments shall be made to the Employee prior to the changeover date of the event that would take over the company.

          3.4 Stock Option Plan. Concurrently herewith, the Company shall grant to Employee stock options entitling Employee to purchase 500,000 shares of the Company's common stock, with an exercise price of $2.75 per share (the "Options"). The right to exercise the Options shall be vested as to 125,000 shares covered thereby immediately upon the grant of the Options. The Options shall vest as to an additional 125,000 shares on each of December 31, 2001, December 31, 2002 and December 31, 2003. The Options shall have a term of seven years (regardless of any termination of Employee's employment, except as required by Section 422 of the Internal Revenue Code with respect to those of the Options that are "incentive" stock options within the meaning of that Section), and shall, to the maximum extent permitted by law, be "incentive" stock options within the meaning of Section 422 of the Internal Revenue Code. Employee shall be entitled to include the shares purchased or purchasable upon exercise of the Options in any registration statement hereafter filed by the Company under the Securities Act of 1933, as amended, on a basis which is no less favorable to Employee than the basis on which any other shareholder of the Company is entitled to include such shareholder's shares in such registration statement.

          3.5 Stock Repurchase Option: In the event the company is taken over through any event that takes control of the company itself or by taking control of the Board of Directors, or a sale of assets as defined herein. Whether such a takeover is considered non-consensual or not; hostile or not: all financial payments due to the Employee and all options due to the Employee, at the sole discretion of the employee, shall be considered due and owing and shall be considered earned as shown in the following paragraphs 3.1, 3.2, 3.3, and 3.4. Employee shall have the absolute right, subject to applicable State and Federal securities laws, to be exercised in his sole discretion and in addition to any other compensation or benefits payable to Employee hereunder, to require the Company to repurchase from Employee all capital stock and stock options of the Company then earned or to be earned by Employee at an aggregate repurchase price (see definition below) equal to two (2) times the then aggregate price value of the Company's capital stock; not to exceed a total price of $10.00 per share. The employee, in the employee's sole and absolute discretion, may exercise such right twenty-four (24) hours prior to the closing of such an event. Prior to the closing, as defined herein, the Employee may elect to sell all or some of the Employee's stocks and/or stock options and the Company shall agree to purchase the same capital stock and stock options earned or to be earned by the Employee, at the Employee's sole discretion. The Employee without any representation or warranty by Employee may exercise this option; other than the Employee has good title thereto free of all liens, encumbrances and adverse interests. By Employee delivering to the Company a certificate or certificates representing such capital stock and stock options, or this employment agreement, in each case duly endorsed for transfer or accompanied by appropriate stock powers, and or notice of the exercise of the right to have the Company repurchase the Employee's options and or stock. In which case the Company shall be obligated to immediately deliver to the Employee certified funds representing payment of the purchase price in full for all of the stock, and with regard to the options an amount equal to the difference between the exercise price owed by the Employee for the options and the above referenced repurchase price payable by the Company for the shares that would otherwise be issued in relation to the Employee's options being repurchased by the Company. The term "aggregate price value" shall mean the value of the optioned shares as set forth by the Company for the purposes of calculating the withholding taxes for the applicable issuance period of the options being repurchased. It is acknowledged that any options which vest due to the Change of Control shall be deemed to have been issued on the date of vesting and thus the latest stock price for such options shall be the price used to determine the value for such accelerated vested options. This clause may be invoked by the Employee in the case of any takeover or any Change of Control.

          3.6 Other Fringe Benefits. Employee shall be entitled to participate in all of the Company's incentive and benefit plans and arrangements, including, without limitation, all bonus, compensation and other incentive and benefit plans or arrangements made available now or in the future by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, but on a basis no less favorable than that afforded to any other director, officer or employee of the Company. The Company shall also provide to Employee at the Company's expense all health, medical, hospitalization, life and disability insurance provided to other senior executives of the Company.

          3.7 Expenses. The Company shall promptly reimburse Employee for all out-of-pocket expenses actually incurred by him in connection with the performance of his duties hereunder, subject to Employee's furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures (such expenses being commensurate with the office and executive position of Employee hereunder, and including first class hotel and travel arrangements). Employee's right to be reimbursed for expenses incurred prior to the termination of this Agreement shall survive termination of this Agreement.

          3.8 Vacation. Employee shall be entitled to the number of paid vacation days in each calendar year determined by the Board from time to time for the Company's senior executive officers, but not less than fifteen (15) business days in any calendar year. Employee shall also be entitled to all paid holidays given to the Company's senior executive officers.

          3.9 Automobile; Telephone; Etc. During the term hereof the Company shall provide Employee $600 per month for the purposes of the Employee paying for an automobile and related expenses. In addition, the Company shall provide a cell phone and shall reimburse Employee for all charges incurred by him in connection with the use thereof related to the performance of his duties hereunder.

          3.10 Withholding and other Deductions. All compensation payable to Employee hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

4. Representations and Warranties. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) Employee is under no physical or mental disability that would hinder the performance of his duties under this Agreement. The Company represents and warrants to Employee that (i) the execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized by the Board and no further corporate action on the Company's part is necessary to authorize this Agreement and the performance of such obligations; and (ii) this Agreement constitutes the valid and binding obligation of the Company, enforceable by Employee against the Company strictly in accordance with its terms (subject to laws in effect with respect to creditors' rights generally and applicable principles relating to equitable remedies).

5. Confidential Information. Employee acknowledges that the nature of Employee's engagement by the Company is such that Employee will have access to Confidential Information (as hereinafter defined) which has value to the Company. During the term of this Agreement and at all times thereafter, Employee shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except the Company's personnel entitled thereto and other persons designated in writing by the Company or except as otherwise required by law. Employee shall not use the Confidential Information for Employee's personal gain or benefit outside the scope of Employee's engagement by the Company. The term "Confidential Information," as used herein, means all information or material not generally known by non-Company personnel which (a) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be materially detrimental to the interests of the Company; (b) which is owned by the Company or in which the Company has an interest; and (c) which is either (i) marked "Confidential Information," "Proprietary Information" or other similar marking,
(ii) known by Employee to be considered confidential and proprietary by the Company, or (iii) from all the relevant circumstances should reasonably be assumed by Employee to be confidential and proprietary to the Company.

6. "Key Man" Insurance. The Company shall have the right to purchase "key-man" life insurance covering Employee, in the name and for the benefit of the Company and at the Company's expense in any amount not exceeding $2,000,000. Employee shall cooperate in all reasonable respects with the Company's efforts to obtain such insurance and shall submit to any required medical or other examination; provided; however, that if such medical or other examination cannot be conducted by Employee's personal physician, then Employee shall have the right to have his personal physician attend the examination. Upon the termination of his employment hereunder, Employee may acquire any such life insurance policy upon paying the Company an amount equal to the insurance policy's cash surrender value, if any, at the time of termination and reimbursing the Company for the pro rata portion of any premium paid applicable to periods subsequent to the termination.

7. Termination; Separation Compensation.

          7.1 Termination. Notwithstanding Section 1 above, Employee's employment with the Company shall terminate upon the earliest to occur of any of the following:

the death of Employee;

the "total disability" of Employee (as hereinafter defined);

the expiration of ten (10) days after the receipt by Employee of written notice of termination executed by the Company if Employee willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement (unless caused by Employee's disability), provided that such termination is approved by not less than a majority of the then current members of the Company's Board of Directors;

the expiration of ten (10) days after the receipt by Employee of written notice of termination executed by the Company if Employee shall make any intentional material misrepresentation to the Company's Board of Directors, commit fraud, embezzlement, misappropriation or any felony or other criminal act with respect to Company, and/or any affiliates thereof, whether or not a criminal or civil charge is filed in connection therewith, provided that such termination is approved by not less than a majority of the then current members of the Company's Board of Directors;

the expiration of one hundred eighty (180) days after receipt by the Company of written notice of termination executed by Employee;

the expiration of ten (10) days after receipt by the Company of written notice of termination executed by Employee if, without Employee's written consent, there shall have been any adverse change in Employee's status, title, position, duties, responsibilities or authorities contemplated by this Agreement; or

the expiration of ten (10) days after receipt by the Company of written notice of termination executed by Employee if there shall have been a material breach by the Company of any of its obligations under this Agreement, which default is not cured within such ten day period.

          7.2 Definition of Total Disability. For purposes of this Agreement, Employee shall be deemed to have suffered a "total disability" if he is unable to perform substantially all of the duties theretofore performed by him under this Agreement by reason of any medically determinable physical or mental impairment which has lasted for not less than one hundred twenty (120) consecutive calendar days or for one hundred fifty (150) calendar days (whether or not consecutive) in any one hundred eighty (180) calendar days. Prior to termination of this Agreement as a result of total disability, and notwithstanding any failure or inability of Employee to render services hereunder, the Company shall continue to pay and/or provide to Employee the compensation and benefits specified in Section 3 hereof.

          7.3 Separation Compensation. If Employee's employment terminates pursuant to Section 7.1(a), (b), (c), (d) or (e) of this Agreement, Employee shall be entitled to receive the Base Salary and other compensation and benefits provided for under this Agreement through the date of termination, but shall not be entitled to receive any severance pay or non-vested employment benefits or options, or any other termination benefits, except to the extent otherwise required to be paid under applicable California law. If Employee's employment terminates for any reason other than pursuant to the provisions of this Agreement referred to in the immediately preceding sentence, then Employee shall be entitled to receive (i) the Base Salary and other compensation and benefits provided for under this Agreement through the date of termination, and

(ii) an amount equal to one and one-half times Employee's then current annual Base Salary. The amount specified in clause (ii) above shall be payable in eighteen (18) equal monthly installments, commencing immediately following the termination of Employee's employment. The Company and Employee both agree that the amount of the severance payment specified by the immediately preceding sentence is reasonable under the circumstances existing at the time of the execution of this Agreement.

          7.4 Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, and the amount of any payment or benefit provided in this Section 7 shall not be reduced by any compensation earned by Employee as a result of employment by another employer or by any other benefits.

8. General Relationship. Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

9. Indemnification Agreement. As a material inducement to Employee to execute and deliver this Agreement, concurrently with the execution and delivery of this Agreement, the Company and Employee have executed and delivered an Indemnification Agreement in the form attached to this Agreement as Exhibit A.

10. Miscellaneous.

          10.1 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

          10.2 No Assignment. This Agreement may not be assigned by the Company or Employee without the prior written consent of the other (which consent may be granted or withheld by such party in its sole and absolute discretion), and any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          10.3 Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

          10.4 Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

          10.5 Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

          10.6 Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          10.7 Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, telecopied, sent by courier or other express private mail service, or mailed by certified, registered or express United States mail postage prepaid, and shall be deemed given upon receipt if delivered personally, telecopied, or sent by courier or other express private mail service, or if mailed when actually received as shown on the return receipt. Notices shall be addressed as follows:

If to the Company, to:

                        Commonwealth Energy Corporation
                        15901 Red Hill Avenue
                        Suite 100
                        Tustin, CA  92780

If to Employee, to:

                        James L. Oliver
                        2548 East Hilda Place
                        Anaheim, CA  92806

            Either party may change its address for purposes of this Section by giving to the other, in the manner provided herein, a written notice of such change.

      10.8 Severability. All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

      10.9 Applicable Law. This Agreement is made with reference to the laws of the State of California, shall be governed by and construed in accordance therewith, and any court action brought under or arising out of this Agreement shall be brought in any competent court within the State of California, County of Orange.

      10.10 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      10.11 Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

      10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.

      COMMONWEALTH ENERGY CORP.                      EMPLOYEE


      By: /s/ Ian B. Carter                          /s/ James L. Oliver
          ------------------------------             --------------------------
          Ian B. Carter, Chairman of the             James L. Oliver
          Board and CEO


      By: /s/ Robert C. Perkins
          ------------------------------
          Robert C. Perkins, Director
          Compensation Committee

                                    EXHIBIT C

                            INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into and is effective as of November 1, 2000, by and between COMMONWEALTH ENERGY CORPORATION, A California corporation (the "Corporation"), and JAMES L. OLIVER, an individual ("Indemnitee").

                                    RECITALS:

        A. Indemnitee performs a valuable service to the Corporation in his capacity as an officer of the Corporation.

        B. The shareholders of the Corporation have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, employees and other agents of the Corporation as authorized by the California Corporations Code, as amended (the "Code").

        C. The Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons.

        D. In accordance with the authorization provided by the Bylaws and the Code, the Corporation is entitled to purchase a policy or policies of Directors' and Officers' Liability Insurance ("Insurance") covering certain liabilities which may be incurred by its directors and officers in the performance of their duties to the Corporation.

        E. As a result of developments affecting the terms, scope and availability of Insurance, there exists general uncertainty as to the extent of protection afforded such persons by such Insurance and by statutory and bylaw indemnification provisions.

        F. In order to induce Indemnitee to continue to serve as an officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. SERVICES TO THE CORPORATION. Indemnitee will serve, at the will of the Corporation or under separate contract, if any such contract exists, as an officer of the Corporation or as a director, officer or other fiduciary of the Corporation or an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws, other applicable constitutive documents of the Corporation or such affiliate, or other separate contract, if any such contract exists; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Indemnitee in any such position.

        2. INDEMNITY OF INDEMNITEE. The Corporation shall hold harmless, indemnify and advance expenses to Indemnitee as provided in this Agreement and to the fullest extent authorized, permitted or required by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than were permitted by the Bylaws or the Code prior to adoption of such amendment). The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.

        3. ADDITIONAL INDEMNITY. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

                (a) Against any and all expenses (including reasonable attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or other agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

                (b) Otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the non-exclusivity provisions of the Code.

        4. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

                (a) On account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                (b) On account of Indemnitee's conduct that was knowingly fraudulent or deliberately dishonest, or that constituted willful misconduct;

                (c) On account of Indemnitee's conduct that constituted a breach of Indemnitee's duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Indemnitee was not legally entitled;

                (d) For which payment has actually been made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

                (e) If indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication) or is prohibited by any applicable state securities laws with respect to any violation of applicable federal or state securities laws; or

                (f) In connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

        5. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Corporation (or is or was severing at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that Indemnitee was a director of the Corporation or serving in any other capacity referred to herein.

        6. PARTIAL INDEMNIFICATION. Indemnitee shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

        7. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereto is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which is may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

                (a) The Corporation will be entitled to participate therein at its own expense;

                (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

                (c) The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent which may be given or withheld in Indemnitee's sole discretion.

        8. EXPENSES. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Indemnitee in connection with such proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay said amounts it if shall be determined ultimately that Indemnitee is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

        9. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for advancement of expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 4 hereof, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

        10. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

        11. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Articles of Incorporation, the Bylaws, agreement, vote of shareholders or directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office.

        12. SURVIVAL OF RIGHTS.

                (a) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

                (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

        13. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent provided by the Bylaws, the Code or any other applicable law.

        14. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

        15. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

        16. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

        17. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

        18. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                (a)    If to Indemnitee, to:

                       Mr. James L. Oliver
                       2548 East Hilda Place
                       Anaheim, CA. 92806

                (b)    If to the Corporation, to:

                       Commonwealth Energy Corporation
                       15901 Redhill Avenue
                       Tustin, CA 92780
                       Attn: Chairman of the Board

or to such other address(es) as may have been furnished to/by Indemnitee to/by the Corporation.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the day and year first above written.

                                        CORPORATION

                                        COMMONWEALTH ENERGY CORPORATION, a
                                        California corporation

                                        By: /s/ IAN B. CARTER
                                           -------------------------------------
                                           Ian Carter, Chairman of the Board and
                                           Chief Executive Officer

                                        INDEMNITEE


                                        /s/ JAMES L. OLIVER
                                        ----------------------------------------
                                        James L. Oliver